EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-1, of our report dated March 31, 2014, except for Note 15, as to which the date is February 5, 2015 relating to the consolidated financial statements of SilverSun Technologies, Inc. and subsidiaries which appears in SilverSun Technologies Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

February 27, 2015

East Hanover, New Jersey